Exhibit 99.1

Fusion Increases Second Quarter Revenue by 63%
 Five-fold Increase in Second Quarter Adjusted EBITDA; Adjusted EBITDA for the First Six Months of 2014 Reaches $6.1 million

NEW YORK, NY – August 20, 2014 -- Fusion (Nasdaq: FSNN), a provider of integrated cloud solutions, including cloud communications, cloud connectivity, cloud computing and other cloud services, today announced financial results for its fiscal second quarter and six months ended June 30, 2014.

Second Quarter Highlights

●	Revenues increased by approximately 63%, from $14.2 million in the second quarter of 2013 to $23.1 million in the second quarter of 2014
●	Business Services revenue increased approximately 109%, from $7.5 million in the second quarter of 2013 to $15.6 million in the second quarter of 2014
●	Business Services bookings increased $2.8 million, or 78%, over the second quarter of 2013 to $6.4 million for the second quarter of 2014
●	Consolidated gross margin was 44.9%, up from 32.5% for the same quarter of 2013
●	Gross margin for the primary Business Services segment was 61.4%, compared to 51.1% in 2013
●	Generated Adjusted EBITDA of $3.0 million, compared to $0.5 million in 2013
●	Ended the quarter with approximately 11,300 customers and ARPU of $460; churn was 1.0%
●	Ended the quarter with approximately $9.8 million in cash

Six Months Highlights

•	Revenues increased by 51.5% over the first six month period in 2013 to $46.0 million
●	Business Services revenue increased by approximately 110% over the first six month period in 2013 to $31.4 million
●	Consolidated gross margin increased from 29.7% for the period in 2013 to 45.8%
●	Business Services gross margin increased from 50.3% in 2013 to 61.9% in 2014
●	Adjusted EBITDA was $6.1 million in 2014, as compared to $0.8 million in 2013

CEO Matthew Rosen commented, "Fusion’s year over year growth in Business Services revenue, bookings and gross margin reflects our continued focus on building the company into the leading provider of cloud-based solutions in a rapidly expanding market. Our customers are increasingly counting on us to facilitate their migration to the cloud.  Once they have taken that step, they gain a host of solutions that can increase productivity while reducing costs.  We’re building a comprehensive and fully integrated cloud services portfolio as we continue to grow into the single source for the cloud for enterprises large and small.”

Mr. Rosen added, “Fusion’s advanced cloud communications, cloud connectivity and cloud computing solutions create value for our customers by minimizing capital expenditures, reducing resource and infrastructure requirements, eliminating technology refresh and end-of-life concerns, and delivering business continuity that’s built into the solution seamlessly.  We believe that our focus on delivering unparalleled service and support will reward us with increased market share, especially in the demanding vertical markets we serve. Our customers include large national and multi-national companies and organizations with diverse communications, connectivity, computing and storage requirements.”

“This was a fast-moving quarter for the company,” added Don Hutchins, Fusion’s President and Chief Operating Officer.  “We successfully integrated our Business Services division, which includes NBS and the former Broadvox cloud services business, under the revitalized Fusion brand, and launched a new website and domain name.  The new domain, www.fusionconnect.com, reflects our position as a leading cloud services company.”

“Also during the quarter,” Mr. Hutchins said, “we up-listed our common stock to the Nasdaq Capital Market.  At Nasdaq’s invitation, we rang the opening bell on our first day of trading, which was June 9.  We believe our up-listing will help Fusion appeal to a much broader base of investors, increase liquidity and help to position the company for long term value creation.   We have faith in our three-pronged strategy of growth by acquisition, verticalization and organic growth, and believe it will help us achieve significant year-over-year uptrends to meet our performance objectives, creating value for our stockholders.”

“We believe that our company is undervalued in the stock market,” Mr. Rosen added, “especially when compared with other cloud and unified communications companies in our size category – companies that do not offer the breadth of services that we do.  We believe that investors will inevitably discover our true value and the exciting opportunities that lie ahead for Fusion.”

Second Quarter Results

Fusion reported consolidated revenues of $23.1 million for the quarter ended June 30, 2014, which represents an increase of $8.9 million, or 62.6%, over the $14.2 million reported for the second quarter of 2013.  The Company’s Business Services segment, augmented by the acquisition of the Broadvox cloud services business on December 31, 2013, posted second quarter 2014 revenues of $15.6 million, as compared to $7.5 million in the second quarter of 2013, an increase of 109%.  The Company’s Carrier Services business segment posted revenues of $7.5 million, as compared to year-earlier revenues of $6.7 million, an increase of 11.5%.  Business Services, which comprised approximately 68% of the Company’s total revenues for the quarter, had a gross margin of 61.4% for the second quarter of 2014, compared to 51.1% in the second quarter of 2013.  Carrier Services gross margin for the quarter ended June 30, 2014 was 10.6%, compared to 11.9% percent in the year-earlier second quarter.

The Company reported a net loss of $2.5 million, or $0.42 per share on a fully diluted basis, as compared to net income of $1.7 million, or $0.30 per diluted share, for the second quarter of 2013.  The difference was largely attributable to a one-time non-cash gain of $2.9 million in 2013, increased depreciation and amortization expenses in the amount of $1.7 million associated with the acquisition of the Broadvox cloud services division, a $0.7 million non-cash loss on the change in fair value of the Company’s derivative liabilities and increased cash and non-cash interest expense.

For the second quarter of 2014, the Company reported Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and specific non-recurring and non-cash adjustments), a non-GAAP metric that is used widely in our industry for comparative purposes, of $3.0 million, as compared to the second quarter 2013 Adjusted EBITDA of $0.5 million.

Six Months Results

Fusion reported consolidated revenues of $46.0 million for the six months ended June 30, 2014, which represents an increase of $15.6 million, or 51.5%, over the $30.4 million reported for the same period of a year ago.  The Company’s Business Services segment posted revenues of $31.4 million for the first six months of 2014, as compared to $15.0 million for the first six months of 2013, an increase of approximately 109%.  The Company’s Carrier Services business segment posted revenues of $14.7 million, as compared to year-earlier revenues of $15.4 million, a decrease of 4.9%.  Business Services gross margin was 61.9% for the first six months of 2014, compared to 50.3% in the same period of a year ago.  Carrier Services gross margin for the six months ended June 30, 2014 was 11.2%, compared to 9.8% percent for the six months ended June 30, 2013.

The Company reported a net loss of $1.0 million, or $0.38 per fully diluted share, for the first six months of 2014, as compared to net income of $0.1 million, or ($0.03) per diluted share, for the same period in 2013.  The difference was largely attributable to a one-time non-cash gain of $2.9 million in 2013, largely offset by a non-cash gain on the change in fair value of derivative liabilities in 2014 of $1.9 million.

For the six months ended June 30, 2014, the Company reported Adjusted EBITDA $6.1 million, as compared to Adjusted EBITDA of $0.8 million for the six months ended June 30, 2013.

At June 30, 2014, the Company had approximately 11,300 business customers with an Average Revenue per User (ARPU) of $460.  Churn was approximately 1.0%.

At June 30, 2014, the Company’s consolidated cash balance was $9.8 million, up from $6.2 million at December 31, 2013.  Working capital at June 30, 2014 was $5.6 million, as compared to $1.8 million at December 31, 2013.  Stockholders’ equity increased by $5.0 million to $12.0 million at June 30, 2014, as compared to approximately $7.0 million at December 31, 2013.

Use of Non-GAAP Financial Measurements:

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the cloud communications industry to evaluate companies on the basis of operating performance and leverage.  Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant non-recurring transactions, if any, such as impairment losses and expenses associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring non-cash charges such as changes in fair value of the Company’s derivative liabilities and stock-based compensation.  The Company also believes that Adjusted EBITDA provides investors with a measure of the Company's operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions.  Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses.  EBITDA and Adjusted EBITDA are not intended to represent cash flows for the periods presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  In accordance with SEC Regulation G, the non-GAAP measurements in this press release have been reconciled to the nearest GAAP measurement, which can be viewed under the heading "Reconciliation of Net (Loss) Income to Adjusted EBITDA", immediately following the Consolidated Balance Sheets included in this press release.

-Tables follow-

Fusion Telecommunications International, Inc.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues	$23,140,973	$14,230,178	$46,045,802	$30,398,599
Cost of revenues, exclusive of depreciation and
amortization, shown separately below	12,747,441	9,605,534	24,976,473	21,357,130
Gross profit	10,393,532	4,624,644	21,069,329	9,041,469
Depreciation and amortization	2,597,978	872,584	5,165,469	1,722,499
Selling general and administrative expenses	7,825,494	4,433,848	15,644,891	8,701,446
Total operating expenses	10,423,472	5,306,432	20,810,360	10,423,945
Operating (loss) income	(29,940)	(681,788)	258,969	(1,382,476)
Other (expenses) income:
Interest expense	(1,597,215)	(669,731)	(2,991,761)	(1,329,250)
Loss on extinguishment of debt	-	(92,376)	-	(150,579)
Change in fair value of derivative liability	(690,878)	238,517	1,919,069	105,267
Other income (expenses), net	719	(17,731)	(40,355)	(62,351)
Total other expenses	(2,287,374)	(541,321)	(1,113,047)	(1,436,913)
Gain on extinguishment of accounts payable	-	2,908,882	-	2,908,882
(Loss) income before income taxes	(2,317,314)	1,685,773	(854,078)	89,493
Provision for income taxes	151,583	-	173,078	-
Net (loss) income	(2,468,897)	1,685,773	(1,027,156)	89,493
Preferred stock dividends in arrears	(443,194)	(100,349)	(885,282)	(199,595)
Net (loss) income applicable to common stockholders:	$(2,912,091)	$1,585,424	$(1,912,438)	$(110,102)

Basic (loss) earnings per common share:	$(0.42)	$0.40	$(0.28)	$(0.03)

Diluted (loss) earnings per common share:	$(0.42)	$0.30	$(0.38)	$(0.03)
Weighted average common shares outstanding:
Basic	6,876,617	3,917,341	6,842,532	3,746,326
Diluted	6,876,617	5,593,544	6,842,532	3,746,326

Fusion Telecommunications International, Inc.
Consolidated Balance Sheets

	June 30, 2014	December 31, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$9,786,329	$6,176,575
Accounts receivable, net of allowance for doubtful accounts	7,361,697	5,828,389
Prepaid expenses and other current assets	1,336,097	2,704,787
Total current assets	18,484,123	14,709,751
Property and equipment, net	11,793,189	11,193,355
Other assets:
Security deposits	596,073	585,083
Restricted cash	1,164,007	1,163,872
Goodwill	5,222,088	5,124,130
Intangible assets, net	31,705,263	35,048,818
Other assets	1,089,404	1,125,652
Total other assets	39,776,835	43,047,555
TOTAL ASSETS	$70,054,147	$68,950,661

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable - non-related parties	$2,027,724	$625,000
Notes payable - related parties	125,000	310,714
Equipment financing obligations	202,805	245,138
Escrow payable	-	295,000
Accounts payable and accrued expenses	10,496,322	11,161,550
Related party payable	-	226,148
Current liabilities from discontinued operations	55,000	55,000
Total current liabilities	12,906,851	12,918,550
Long-term liabilities:
Notes payable - non-related parties, net of discount	36,511,327	36,788,987
Notes payable - related parties, net of discount	1,267,114	1,478,081
Equipment financing obligations	123,711	167,614
Derivative liability	7,082,401	10,515,472
Deferred tax liabilities	147,341	-
Other long-term liabilities	57,442	131,627
Total liabilities	58,096,187	62,000,331
Commitments and contingencies
Stockholders' deficit:
Preferred stock, $0.01 par value, 10,000,000 shares authorized,
27,883 and 23,525 shares issued and outstanding	279	235
Common stock, $0.01 par value, 18,000,000 shares authorized,
6,204,169 and 6,077,071 shares issued and outstanding	62,041	60,770
Capital in excess of par value	172,659,066	166,625,595
Accumulated deficit	(160,763,426)	(159,736,270)
Total stockholders' equity	11,957,960	6,950,330
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$70,054,147	$68,950,661

Fusion Telecommunications International, Inc. and Subsidiaries
Reconciliation of Net (Loss) Income to Adjusted EBITDA
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net (loss) income	$(2,468,897)	$1,685,773	$(1,027,156)	$89,493
Interest expense and other financing costs	1,633,049	715,016	3,085,798	1,458,019
Provision for income taxes	151,583	-	173,078	-
Depreciation and amortization	2,597,978	872,583	5,165,469	1,722,499
Acquisition transaction expenses	34,872	2,183	146,748	2,183
Loss on extinguishment of debt	-	(2,816,506)	-	(2,758,303)
Change in fair value of derivative liability	690,878	(238,517)	(1,919,069)	(105,267)
Loss on disposal of property and equipment	84,373	-	84,373	-
Recapitalization expenses	75,350	-	75,350	-
Restructuring charges	-	34,063	-	34,063
One-time employee related expenses	163,069	175,000	163,069	175,000
Stock-based compensation expense	81,115	91,664	179,682	139,495
Adjusted EBITDA	$3,043,370	$521,259	$6,127,342	$757,182

About  Fusion

Fusion is a leading provider of integrated cloud solutions to small, medium and large businesses. Fusion’s advanced, high availability cloud services platform enables the integration of leading edge solutions in the cloud, including cloud communications, cloud connectivity, cloud computing and additional cloud services such as storage and security.  Fusion’s innovative, yet proven cloud solutions lower our customers’ cost of ownership, and deliver new levels of security, flexibility, scalability and speed of deployment.  Fusion is a trademark of Fusion Telecommunications International, Inc.  For more information, please visit www.fusionconnect.com.

Forward Looking Statements

Statements in this press release that are not purely historical facts, including statements regarding Fusion's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1996. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may", "expect", "anticipate", "intend", "estimate" or "continue" or the negative thereof or other variations thereof or comparable terminology. The reader is cautioned that all forward-looking statements are speculative, and there are certain risks and uncertainties that could cause actual events or results to differ from those referred to in such forward-looking statements. This disclosure highlights some of the important risks regarding the Company's business. These risks include the Company's ability to raise new capital to execute its comprehensive business strategy; the integration of businesses following an acquisition; the Company's ability to comply with its senior debt agreements; competitors with broader product lines and greater resources; emergence into new markets; natural disasters, acts of war, terrorism or other events beyond the Company's control; and the other factors identified by us from time to time in the Company's filings with the Securities and Exchange Commission, which are available through http://www.sec.gov. However, the reader is cautioned that our future performance could also be affected by risks and uncertainties not enumerated above.

Fusion Contact
Laura Nadal
212-389-9720
lnadal@fusionconnect.com

Michael Mason (Investors)
Allen & Caron Inc.
212-691-8087
michaelm@allencaron.com